Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio-Tech International
Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-38082, Form S-8 No. 333-222920, Form S-8 No. 333-193515, Form S-8 No. 171569 and Form S-8 No. 333-14781 of Trio-Tech International of our report dated September 23, 2020, relating to the consolidated financial statements which appear in this Form 10-K.

Mazars LLP
PUBLIC ACCOUNTANTS
AND CHARTERED ACCOUNTANTS

/s/ Mazars LLP

Singapore
September 23, 2020